Exhibit 10.9

Execution Copy

AAH HOLDINGS CORPORATION

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Dated as of August 19, 2008

AAH HOLDINGS CORPORATION

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) is entered into as of the 19th day of August, 2008 by and among (i) AAH Holdings Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Company”) and (ii) the Stockholders (as defined below) party hereto.

WHEREAS, following consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of March 26, 2004 (the “Merger Agreement”) by and among the Company, AAH Acquisition Corporation and Amscan Holdings, Inc., the Berkshire Stockholders (as defined below), the WP Stockholders (as defined below), the Management Stockholders (as defined below) and the Other Stockholders (as defined below) owned shares of Common Stock (as defined below) and options to purchase shares of Common Stock, each as set forth in the books and records of the Company;

WHEREAS, on April 30, 2004, the parties hereto entered into a Stockholder Agreement (as amended and in effect as of the date hereof, the “Original Agreement”) for the purpose of regulating certain relationships of the Stockholders with regard to the Company and certain restrictions on the Common Stock and other equity securities owned by the Stockholders; and

WHEREAS, the parties hereto now desire to amend and restated the Original Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 1:

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) References to Sections and Articles refer to Sections and Articles of this Agreement;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

1.2. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“15% Stockholder” means any stockholder of the Company owning fifteen percent (15%) or more of the outstanding shares of Common Stock.

“1933 Act” shall mean the Securities Act of 1933, as amended, or any successor act.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor act.

“Acquired Shares” shall have the meaning as set forth in Section 2.2(b)(i).

“Adverse Claim” shall have the meaning set forth in Section 8.102 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Approved Company Sale” shall mean a sale of the Company (by sale of securities, merger, consolidation, sale of substantially all of the assets, or any similar transaction) if (a) it is consummated after the third anniversary date of this Agreement, or (b) it results in the receipt by the WP Stockholders of cash or Marketable Securities (valued at Fair Market Value) having a value of at least equal to 200% of the Investment Price of the Shares held by the WP Stockholders.

“Associate” (i) when used to indicate a relationship with any Person shall mean, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (c) any relative of such Person who has the same home as such Person, is a parent, sibling, spouse, in-law, child or grandchild of such Person, or the spouse of any of them, or (ii) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

“Berkshire Representatives” shall have the meaning as set forth in Section 2.6(a).

“Berkshire Stockholders” shall mean (i) those Persons listed as the Berkshire Stockholders on the signature pages hereof, and (ii) their Permitted Transferees (other than the Company or the WP Stockholders), as evidenced by an executed counterpart to this Agreement or a joinder to this Agreement, in either case, indicating that such Permitted Transferee will be a Berkshire Stockholder.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

“Board Determination Procedures” shall mean the procedures by which the Board calculates the Board Participation Determination. Such procedures shall include, but not be limited to, a good faith estimate by the Board of any acceleration of vesting of any Time Options and/or Performance Options upon consummation of the proposed Transfer, the Applicable Percentage (as defined in the Performance Options), the IRR (as defined in the Performance Options) and the number of Shares the prospective transferee will ultimately purchase in the proposed Transfer.

“Board Participation Determination” shall mean for each Management Stockholder a good faith estimate of the number of Time Options which will vest upon the consummation of the proposed Transfer and the number of Performance Options which will vest and be earned upon consummation of the proposed Transfer, determined in accordance with the Board Determination Procedures.

“Call Event” shall have the meaning as set forth in Section 2.2(a).

“Call Group” shall have the meaning as set forth in Section 2.2(a).

“Call Notice” shall have the meaning as set forth in Section 2.2(a).

“Call Option” shall have the meaning as set forth in Section 2.2(a).

“Call Price” shall have the meaning as set forth in Section 2.2(b).

“Call Securities” shall mean all of (i) the Shares, (ii) vested Time Options, (iii) Rollover Options, (iv) vested and earned Performance Options and (v) if the Determination Date has not yet occurred, vested and unearned Performance Options, in each case which are owned by the members of the Call Group on the date of a Call Event.

“Cause” shall have the meaning as set forth below, except with respect to any Management Stockholder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Management Stockholder in which there is a definition of “Cause,” in which event the definition of “Cause” as set forth in such employment agreement shall be deemed to be the definition of “Cause” herein solely for such Management Stockholder and only for so long as such employment agreement remains effective.

In all other events, the term “Cause” shall mean that the Board of Directors has determined in its reasonable judgment, that any one or more of the following has occurred:

(i) the Management Stockholder shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(ii) the Management Stockholder shall have breached, any non-competition agreements with the Company and/or its Affiliates; or

(iii) the Management Stockholder shall have openly disregarded his or her responsibilities to the Company and/or its Affiliates and shall have refused to devote substantial time and energy to the business and affairs of the Company and/or its Affiliates (other than due to Disability or temporary disability which, in the reasonable judgment of the Board of Directors, causes the Management Stockholder to be incapable of devoting such time and energy) within 30 days after written notification by the Board of Directors that, in their good faith judgment, the Management Stockholder has consistently failed to do so.

“Change in Control” shall mean after the date hereof (i) any transaction or series of related transactions in which any Person that is not a current 15% Stockholder or an Affiliate thereof, shall (A) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (B) otherwise be the owner of (as a result of a redemption of Shares or otherwise), Shares (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the board of directors of the Company or any successor corporation, or (ii) the sale or transfer of all or substantially all of the Company’s assets and following such sale or transfer, there is a liquidation of the Company.

“Class A Common Stock” shall mean the shares of Class A common stock of the Company, $0.01 par value per share.

“Class B Common Stock” shall mean the shares of Class B common stock of the Company, $0.01 par value per share.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Come Along Percentage” shall have the meaning set forth in Section 2.5(a).

“Common Stock” shall mean the Company’s common stock, par value $.01 per share (including any class thereof), that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

“Common Stock Equivalents” shall mean all shares of Common Stock (i) owned by, or (ii) issuable upon exercise of Performance Options (solely to the extent such Performance Options, on or prior to the time the determination of Common Stock Equivalents is made, are vested and earned), Time Options (solely to the extent such Time Options, on or prior to the time the determination of Common Stock Equivalents is made, are vested), Rollover Options, warrants, or other equity interests convertible into Common Stock held by, each Stockholder.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Note” shall have the meaning as set forth in Section 2.2(c).

“Company Option Period” shall have the meaning as set forth in Section 2.1(c)(ii).

“Company Sale” shall mean any transaction or a series of related transactions through which the holders of Common Stock Equivalents and their Affiliates immediately prior to the transaction or series of related transactions shall own less than fifty percent (50%) of all Common Stock Equivalents (including without limitation, all shares issued in respect of any such Common Stock Equivalents by way of stock dividend, stock split or combination of shares) immediately following the transaction or series of related transactions.

“Default” shall have the meaning as set forth in Section 2.2(c).

“Determination Date” shall have the meaning ascribed it in the relevant Performance Option certificate.

“Disability” shall mean permanent disability within the meaning of Section 22(e)(3) of the Code, unless otherwise defined in a separate written employment agreement between the Company and/or one of its Subsidiaries and the person whose disability is in question in which event the definition of “Disability” as set forth in such employment agreement shall be deemed to be the definition of “Disability” herein solely for such person and only for so long as such employment agreement remains effective.

“earned” shall mean, when used in connection with Performance Options that such Performance Options have been earned in accordance with the relevant Incentive Plan and the certificates issued pursuant thereto.

“Executive Put Event” shall have the meaning as set forth in Section 2.3(c).

“Executive Put Notice” shall have the meaning as set forth in Section 2.3(c).

“Executive Put Option” shall have the meaning as set forth in Section 2.3(c).

“Executive Put Price” shall have the meaning as set forth in Section 2.3(c).

“Executive Put Securities” shall mean the number of Rollover Shares and Rollover Options held by the Executive Stockholder (or the Permitted Transferee of the Executive Stockholder) exercising the Executive Stockholder Put pursuant to Section 2.3(c) such that on the date of the Executive Put Event, the value of the Executive Put Securities (valued at Fair Market Value) does not exceed the Put Investment Price for such Executive Stockholder.

“Executive Stockholder” shall mean Gerald Rittenberg and/or James Harrison.

“Fair Market Value” shall mean:

(a)	with respect to Shares (other than Marketable Securities), the fair value per share of the applicable Shares as of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest or for the illiquidity of such Shares and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. Such Fair Market Value shall be determined in good faith by the Board of Directors.

(b)	with respect to Marketable Securities, the average of the daily average of the high and low sales price of such Marketable Securities for the 10 days preceding the applicable date.

“Federal Bankruptcy Code” means Title 11 of the United States Code.

“Holder” or “Holders” have the meaning as set forth in Section 3.1.

“Incentive Plan” shall mean AAH Holdings Corporation 2004 Equity Incentive Plan.

“Investment Price” shall mean with respect to Shares, an amount per Share equal to the price per Share paid (whether through cash or exchange of existing securities, or otherwise) for such Share at the time of initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and the like).

“Involuntary Transfer” shall have the meaning as set forth in Section 2.1(c)(vi).

“Management Proxy” shall have the meaning as set forth in Section 4.1.

“Management Representatives” shall have the meaning as set forth in Section 2.6(a).

“Management Stockholders” shall mean (i) those Persons listed as the Management Stockholders on the signature pages hereof and (ii) their Permitted Transferees (other than the Company), as evidenced by an executed counterpart to the Agreement or a joinder to this Agreement, in either case, indicating that such Permitted Transferee will be a Management Stockholder.

“Marketable Securities” shall mean stocks and bonds of companies that are immediately and freely tradable on stock exchanges or in over the counter markets or that can otherwise readily be sold for cash.

“Merger” shall mean the merger contemplated by the Merger Agreement.

“Merger Agreement” shall have the meaning as set forth in the recitals.

“Mid-term Applicable Federal Rate” shall mean the mid-term applicable federal rate as defined in Section 1274 of the Code.

“New Securities” shall have the meaning as set forth in Section 2.7(b).

“Options” shall mean Performance Options, Time Options and Rollover Options.

“Original Agreement” shall have the meaning as set forth in the recitals.

“Other Stockholders” shall mean (i) those Persons listed as the Other Stockholders on the signature pages hereof, (ii) their Permitted Transferees (other than the Company) as evidenced by an executed counterpart to the Agreement or a joinder to this Agreement, in either case, indicating that such Permitted Transferee will be an Other Stockholder and (iii) those Persons described in Section 4.13(iii).

“Participating Offeree” shall have the meaning as set forth in Section 2.5(a).

“Participation Notice” shall have the meaning as set forth in Section 2.5(a).

“Participation Securities” shall have the meaning as set forth in Section 2.5(a).

“Performance Options” shall mean, collectively, the options granted to certain Management Stockholders under the Incentive Plan to purchase shares of Common Stock, the number of vested and earned options of which is subject to the attainment of certain targets set forth in the Incentive Plan and the option certificates issued pursuant thereto.

“Performance Option Note” shall mean, for purposes of Sections 2.2(b)(iii) and 2.3(a)(iv), a note with a face amount equal to the difference between (i) the Fair Market Value as of the date of such call or put, as the case may be, of the Shares underlying Performance Options which have been called or put, and (ii) the exercise price of such Performance Options. To the extent that conditions occur such that the Shares underlying such Performance Options would have become vested and earned in accordance with the terms of the Performance Option as in effect as of the time of such call or put, the Performance Option Note will be payable by the Company at the lesser of (x) its face amount, or (y) the difference between (A) the Fair Market Value of the underlying Shares as of the Determination Date and (B) the exercise price of such Performance Options. Notwithstanding the foregoing, however, the face amount of a Performance Option Note with respect to any Performance Options that cannot become earned as of the time of a call or put, as the case may be, shall be zero.

“Permitted Transfer” shall mean:

(i) a Transfer of Shares by any Stockholder who is a natural person to (a) such Stockholder’s spouse, children (including legally adopted children and stepchildren), spouses of children, grandchildren, spouses of grandchildren, parents or siblings; (b) a trust for the benefit of the Stockholder and/or any of the Persons described in clause (a); or (c) a corporation, limited partnership or limited liability company whose sole shareholders, partners or members, as the case may be, are the Stockholder and/or any of the Persons described in clause (a) or clause

(b); provided, that in any of clauses (a), (b) or (c), the Stockholder transferring such Shares retains exclusive power to exercise all rights under this Agreement.

(ii) a Transfer of Shares by any Stockholder to the Company (including, without limitation, any pledge of Shares or Options to the Company);

(iii) a Transfer of Shares by a Stockholder upon death or incapacity to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s legal representatives, heirs or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Stockholder); provided, that, in the case of a Management Stockholder whose Shares were subject to the provisions of Section 2.2 immediately prior to such Management Stockholder’s death, the Company has not exercised its Call Option with respect to such Shares under Section 2.2;

(iv) a Transfer of Shares (a) by the Berkshire Stockholders to any Affiliate of Berkshire Partners LLC or any of the employees, partners, members or Affiliates of such Berkshire Stockholder or any such Affiliate, (b) between any Berkshire Stockholders; (c) by the WP Stockholders to any Affiliate of Weston Presidio Service Company LLC or any of the employees, partners, members or Affiliates of such WP Stockholder or any such Affiliate, (d) between any WP Stockholders or (e) between any WP Stockholders and any Berkshire Stockholders;

(v) a Transfer of Shares by any Other Stockholder who is not a natural person to any Affiliate of such Other Stockholder; and

(vi) within ninety (90) days of the date of the Stockholder Agreement, a Transfer of Shares by any Stockholders to any of the Berkshire Stockholders and/or the WP Stockholders, with the consent of the Berkshire Stockholders and the WP Stockholders.

provided, however, that Performance Options, Time Options and Rollover Options may only be transferred in accordance with the terms of the Incentive Plan; and provided, further, that a Permitted Transfer from a Management Stockholder (other than an Executive Stockholder) to any Permitted Transferee must be approved by the Management Proxy; and provided, further, that no Permitted Transfer shall be effective unless and until the transferee of the Shares, Performance Options, Time Options or Rollover Options so transferred complies with Section 4.13 including without limitation, executing and delivering to the Company a counterpart of this Agreement and agreeing to be bound hereunder in the same manner and to the same extent as the Stockholder from whom the Shares, Performance Options, Time Options or Rollover Options were transferred. Except in the case of a Permitted Transfer pursuant to clause (ii) above, from and after the date on which a Permitted Transfer becomes effective, the Permitted Transferee of the Shares, Performance Options, Time Options or Rollover Options so transferred shall have the same rights, and shall be bound by the same obligations, under this Agreement as the transferor of such Shares, Performance Options, Time Options or Rollover

Options and shall be deemed for all purposes hereunder (i) a “Berkshire Stockholder” in the case of a Permitted Transfer from a Berkshire Stockholder (other than pursuant to clause (iv)(e) in which case such Permitted Transferee shall be a WP Stockholder), (ii) a “WP Stockholder” in the case of a Permitted Transfer from a WP Stockholder (other than pursuant to clause (iv)(e) in which case such Permitted Transferee shall be a Berkshire Stockholder), (iii) a “Management Stockholder” in the case of a Permitted Transfer from a Management Stockholder or (iv) an “Other Stockholder” in the case of a Permitted Transfer from an Other Stockholder. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Shares, Performance Options, Time Options or Rollover Options pursuant to a Permitted Transfer.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proportionate Share” shall have the meaning as set forth in Section 2.1(c)(iii)

“Proprietary Information” shall have the meaning as set forth in Section 2.9.

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

“Put Event” shall have the meaning as set forth in Section 2.3(a).

“Put Investment Price” shall mean, for each Executive Stockholder, the amount set forth opposite the name of such Executive Stockholder on Exhibit A hereof.

“Put Notice” shall have the meaning as set forth in Section 2.3(a).

“Put Option” shall have the meaning as set forth in Section 2.3(a).

“Put Price” shall have the meaning as set forth in Section 2.3(b).

“Put Securities” shall mean all of (i) the Shares, (ii) vested Time Options, (iii) Rollover Options, (iv) vested and earned Performance Options and (v) if the Determination Date has not yet occurred, vested and unearned Performance Options, in each case which are owned by the Management Stockholder on the date of a Put Event.

“Qualified Initial Public Offering” shall mean an underwritten initial pubic offering of shares (i) resulting in proceeds to the Company and, if applicable, to any selling Stockholders, of not less than $25 million, (ii) unless otherwise waived by the WP Stockholders, at an offering price which, when multiplied by the number of Shares then held by the WP Stockholders (and their Permitted Transferees) and adding the amount of all cash and/or Marketable Securities therefore received by the WP Stockholders (and their Permitted Transferees), is at least equal to the Investment Price initially paid by the WP Stockholders for their Shares at closing; and (iii) following which the Shares are listed for trading on the New York Stock Exchange or the NASDAQ National Market.

“register,” “registered” and “registration” shall have the meaning as set forth in Section 3.1.

“Registrable Securities” shall mean (i) all shares of Class A Common Stock held by any Stockholder, (ii) all shares of Class A Common Stock issuable upon the exercise of Performance Options, Time Options and Rollover Options, in each case, to the extent exercisable, held by any Stockholder, (iii) all shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and (iv) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Class A Common Stock which are (y) held by a party hereto or (z) otherwise entitled to registration rights pursuant to a grant of such rights by the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, or (c) such securities shall have been sold under Rule 144 (or any successor provision) under the 1933 Act and such securities may be resold by the Holder thereof without registration under the 1933 Act.

“Registration Rights Holder” shall mean any stockholder of the Company that has been granted registration rights by the Company.

“Rollover Options” shall mean, collectively, the vested options retained by certain Management Stockholders under the Incentive Plan, to purchase shares of Common Stock on the terms set forth therein and in the Stock Option Agreements issued pursuant thereto.

“Rollover Shares” shall mean, collectively, the Shares received by the Executive Stockholders immediately prior to the consummation of the Merger in exchange for shares of common stock of Amscan Holdings, Inc.

“Sale Request” shall have the meaning as set forth in Section 2.4(a).

“Schedule” shall refer to the Schedule of Stockholders attached hereto as Exhibit B, as amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Seller” shall have the meaning as set forth in Section 2.4(a).

“Shares” shall mean (i) shares of Common Stock held by Stockholders from time to time, or (ii) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, the foregoing.

“Stockholders” shall mean, collectively, the Berkshire Stockholders, the WP Stockholders, the Management Stockholders and the Other Stockholders.

“Subsidiary” with respect to any entity (the “parent”) shall mean any corporation, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

“Take Along Group” shall have the meaning as set forth in Section 2.4(a).

“Third Party” shall mean any Person other than the Company.

“Time Options” shall mean, collectively, the time vested options, granted to certain Management Stockholders under the Incentive Plan, to purchase shares of Common Stock on the terms set forth therein and in the certificates and agreements issued pursuant thereto.

“Transfer” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares, Performance Options, Time Options or Rollover Options.

“Transfer Date” shall have the meaning as set forth in Section 2.1(c)(i).

“Transferor” shall have the meaning as set forth in Section 2.5(a).

“Transferring Stockholder” shall have the meaning as set forth in Section 2.1(c)(i).

“Voluntary Termination” shall mean any voluntary termination of employment with the Company or a Subsidiary of the Company by a Management Stockholder, except as otherwise specified in an effective written agreement, if any, between the Company and/or one of its Subsidiaries and such Management Stockholder. The term Voluntary Termination shall not include termination of employment due to death, Disability or retirement in accordance with Company policy.

“WP Representatives” shall have the meaning as set forth in Section 2.6(a).

“WP Stockholders” shall mean (i) those Persons listed as the WP Stockholders on the signature pages hereof, and (ii) their Permitted Transferees (other than the Company or the Berkshire Stockholders), as evidenced by an executed counterpart to this Agreement or a joinder to this Agreement, in either case, indicating that such Permitted Transferee will be a WP Stockholder.

ARTICLE II.

COVENANTS AND CONDITIONS

Subject to the provisions of Section 4.8 hereof relating to the termination of certain provisions of this Agreement, the following covenants and conditions shall apply.

2.1. Restrictions on Transfers; Involuntary Transfers.

(a) No Management Stockholder or Other Stockholder may Transfer all or any of the Shares owned by such Management Stockholder or Other Stockholder to any Person other than (i) a Permitted Transferee, (ii) pursuant to Section 2.2, (iii) pursuant to the exercise of the Put Option set forth in Section 2.3, (iv) pursuant to Section 2.4 in accordance with a Sales Request, or (v) pursuant to Section 2.5 as a Participating Offeree. Any attempted Transfer of Shares not permitted by this Section 2.1 shall be null and void, and the Company shall not in any way give effect to such nonpermissible Transfer. Any attempted Transfer of Performance Options, Time Options or Rollover Options not permitted by the Incentive Plan shall be null and void, and the Company shall not in any way give effect to such nonpermissible Transfer.

(b) Transferred Shares Subject to Transfer Restrictions. Except for transfers to the Company, any Shares Transferred pursuant to this Section 2.1 shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee’s agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

(c) Involuntary Transfers.

(i) Any Stockholder who is the subject of an Involuntary Transfer (as defined below) (the “Transferring Stockholder”), shall notify the Company and the other Stockholders in writing within ten (10) days of such Involuntary Transfer (but the failure to give such notice shall not affect the rights of the parties hereunder). For purposes of this Section 2.1(c), the later of receipt of such notice by the Company and the other Stockholders and the date of such Involuntary Transfer shall be the “Transfer Date”.

(ii) For a period of twenty (20) days after the Transfer Date (the “Company Option Period”), the Company may, by notice in writing to the Transferring Stockholder, elect in writing to purchase any or all of the Shares subject to the Involuntary Transfer at the Fair Market Value of such Shares.

(iii) If the Company does not elect to purchase any of the Shares subject to the Involuntary Transfer, or exercises such right only with respect to a portion of such Shares, then for a period of twenty (20) days commencing on the earlier of (a) the date, if any, that the Transferring Stockholder notifies the other Stockholders in writing that the Company has determined either not to exercise such right of purchase or to exercise such right only with respect to a portion of the Shares subject to the Involuntary Transfer, and (b) the expiration of the Company Option Period, the other Stockholders shall have the right to purchase all or any portion of such Shares subject to the Involuntary Transfer not so elected to be purchased by the Company, at the Fair Market Value of such Shares. The specific number of such Shares subject to the Involuntary Transfer remaining after the Company has exercised its right pursuant to clause (ii) to which each other Stockholder shall be entitled to purchase shall be determined on a pro rata basis in proportion to the respective number of shares of Common Stock owned beneficially by each such Stockholder as of the Transfer Date in relation to the total number of shares of Common Stock owned beneficially by all such Stockholder (for each such Stockholder, its “Proportionate Share”). Each such Stockholder shall also be entitled to indicate a desire to purchase all or a portion of any Shares subject to the Involuntary Transfer remaining after such pro rata allocation. Each such Stockholder shall be allocated the maximum amount of Shares subject to the Involuntary Transfer set forth in such Stockholder’s offer to purchase, unless such allocation would result in the allocation of more securities in the aggregate than are available for purchase by the other Stockholders, in which case such Shares subject to the Involuntary Transfer shall be allocated among the Stockholders pro rata in accordance with each such Stockholder’s Proportionate Share; provided, however, that if the foregoing results in any Stockholder being allocated more than the maximum amount of Shares subject to the Involuntary Transfer specified in such Stockholder’s offer to purchase, such Stockholder will be allocated such maximum amount and the excess will be allocated as provided in this sentence (including this proviso).

(iv) Any Shares subject to the Involuntary Transfer not accepted pursuant to clauses (ii) and (iii) above shall be Transferred in accordance with the terms and conditions of the Involuntary Transfer.

(v) The closing of the purchase and sale of any Shares subject to the Involuntary Transfer hereunder shall be held at the offices of the Company on such dates and times as the parties may agree but in all events within twenty (20) days following termination of the offer period granted to the other Stockholders.

(vi) For purposes of this Agreement, the term “Involuntary Transfer” shall mean any involuntary sale, transfer, encumbrance or other disposition (other than as a result of the death of the Stockholder) by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation (I) any levy of execution, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings, (II) any transfer to a public officer or agency pursuant to any abandoned property or escheat law, or (III) any transfer to the spouse of an individual or change in the record holder made pursuant to divorce proceedings. A Transfer pursuant to Section 2.2 shall not be deemed to be an Involuntary Transfer.

2.2. Call by the Company of Management Stockholders’ Equity Interests.

(a) Upon the termination of the employment of any Management Stockholder by the Company or any of its Subsidiaries (a “Call Event”) for any reason, the Company or its designee shall have the right to purchase (the “Call Option”), by delivery of a written notice (the “Call Notice”) to such terminated Management Stockholder no later than ninety (90) days after the date of such Call Event, and such Management Stockholder and such Management Stockholder’s Permitted Transferees (collectively, the “Call Group”) shall be required to sell all (but not less than all) of the Call Securities at a price per share (or per option) equal to the Call Price (as defined below) of such Call Securities determined as of the date of repurchase pursuant to the Call Notice. Notwithstanding the foregoing, with respect to Call Securities that are Time Options or Shares issued upon exercise of Time Options, the company (i) may not give a Call Notice until the later of (A) the date of the Call Event and (B) the date which is six months and one day after the applicable Time Option has been exercised and (ii) must deliver such Call Notice within ninety (90) days thereafter.

(b) For purposes of this Section 2.2, the term “Call Price” shall mean:

(i) With respect to Rollover Shares and other Shares acquired on or after the date hereof (whether by purchase, upon exercise of Options or otherwise (the “Acquired Shares”)):

(A) in the event of a termination of a Management Stockholder’s employment (A) by the Company without Cause, (B) by virtue of death or Disability, (C) upon retirement in accordance with Company policy, or (D) by Voluntary Termination on or after the third anniversary of the date hereof, the Fair Market Value of such Management Stockholder’s Rollover Shares and Acquired Shares;

(B) in the event of a termination of a Management Stockholder’s employment by Voluntary Termination prior to the third anniversary of the date hereof (A) the Fair Market Value of any Rollover Shares and Acquired Shares (including Shares acquired upon the exercise of Rollover Options, but not including Shares acquired upon the exercise of Time Options or Performance Options), or (B) the lower of (x) the Investment Price or (y) the Fair Market Value of any Acquired Shares acquired upon the exercise of Time Options or Performance Options;

(C) in the event of a termination of a Management Stockholder’s employment by the Company for Cause, the lower of (x) the Investment Price or (y) the Fair Market Value of such Management Stockholder’s Rollover Shares and Acquired Shares;

(ii) With respect to any vested Time Options, vested and earned Performance Options or Rollover Options, the difference between (x) the Call Price for the Shares underlying such Time Options, Performance Options or

Rollover Options, as the case may be (calculated as if the Shares underlying such Time Options, Performance Options or Rollover Options, as the case may be, were outstanding and had been called pursuant to this Section 2.2 and therefore calculated in accordance with the procedures set forth in clauses 2.2(b)(i) above) minus (y) the exercise price of such vested Time Options, vested and earned Performance Options or Rollover Options, as the case may be; provided, that such difference shall not be less than zero;

(iii) with respect to vested Performance Options which have been called pursuant to this Section prior to a Determination Date (so it is not then known how many, if any, of such Performance Options will be earned), the Company will issue, in exchange for such securities, a Performance Option Note to the Management Stockholder; provided, however, in the event of a termination of a Management Stockholder’s employment (A) by the Company for Cause or (B) by Voluntary Termination prior to the fifth anniversary of the date hereof, the Call Price shall be zero and no Performance Option Note shall be issued to the Management Stockholder.

(iv) with respect to any unvested Time Options or unvested or unearned Performance Options, such Options shall automatically expire as set forth in the Option Certificates pursuant to which they were granted.

(c) The closing of any purchase of Call Securities by the Company pursuant to Section 2.2(a) shall take place at the principal office of the Company on a date determined by the Company no later than six months after delivery of the Call Notice pursuant to Section 2.2(a). At such closing, the Company shall deliver to the Call Group consideration in an amount equal to the aggregate Call Price payable in respect of such Call Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities, and (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any Time Options, Rollover Options and Performance Options purchased at such closing. The Company shall pay the Call Price by paying the Call Group in cash and, if applicable, a Performance Option Note, as described in clause (b)(iii) above); provided, however, that in the event that any such cash payment could, in the reasonable judgment of the Board, cause the Company or any Subsidiary to be in violation of applicable law or in default under or otherwise in violation of the terms of any senior secured or other material loan or credit agreement to which the Company or any of its Subsidiaries is a party (a “Default”), the Company shall pay such cash portion of the Call Price by issuing a subordinated promissory note in a principal amount equal to the cash portion of the purchase price (the “Company Note”). The principal of such note will be due and payable in five equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Company Note and will be payable quarterly in arrears. Such Company Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form acceptable to the Board; provided, however, that if at any time after a Company Note has been issued, the Board determines that prepaying such Company Note in whole would not reasonably be likely to cause a Default, the Company Note shall then be prepaid in full at such time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 2.2(c) or any cash payment of principal or interest due under a Company Note if such payment would cause a Default. In the event the Company cannot make any cash payment under this Section 2.2(c) or the cash payments of principal and interest due under a Company Note because it is in Default or would be in Default by virtue of such payments, the Company will undertake to make such payments at such time as the Company is no longer in, or would no longer be by virtue of such payments in, Default.

2.3. Management Stockholder Put.

(a) Upon the termination of the employment of any Management Stockholder with the Company or any of its Subsidiaries (a “Put Event”) by virtue of death or Disability, then such Management Stockholder (and each Permitted Transferee of such Management Stockholder who has been transferred Shares pursuant to this Agreement from such Management Stockholder) shall have the right to sell (the “Put Option”), by delivery of a written notice (the “Put Notice”) to the Company no later than sixty (60) days after the date of such Put Event, and the Company shall be required to purchase all (but not less than all) of the Put Securities at a price per share equal to the Put Price (as defined below) of such Put Securities as of the date the Put Notice is delivered. For purposes of this Section 2.3(a), the term “Put Price” shall mean:

(i) with respect to any Shares held by a Management Stockholder or his Permitted Transferees, the Fair Market Value of such Shares;

(ii) with respect to any vested Time Options, the difference between (x) the Put Price for the Shares underlying such Time Options (calculated as if the Shares underlying such Time Options were outstanding and had been put pursuant to this Section 2.3(a) and therefore calculated in accordance with the procedures set forth in clause (i) above) minus (y) the exercise price of such vested Time Options; provided, that such difference shall not be less than zero;

(iii) with respect to any vested and earned Performance Options, the difference between (x) the Put Price for the Shares underlying such Performance Options (calculated as if the Shares underlying such Performance Options were outstanding and had been put pursuant to this Section 2.3(a) and therefore calculated in accordance with the procedures set forth in clause (i) above) minus (y) the exercise price of such vested and earned Performance Options; provided, that such difference shall not be less than zero; and

(iv) with respect to any vested Performance Options which have been put pursuant to this section prior to a Determination Date (so it is not known how many, if any, of such Performance Options will be earned), a Performance Option Note.

(b) The closing of any purchase of Put Securities by the Company pursuant to Section 2.3(a) shall take place at the principal office of the Company no later than the 60th day after the Put Event. At such closing, the Company shall deliver to the Management Stockholder (and his Permitted Transferees, as the case may be) exercising the Put Option consideration in an amount equal to the aggregate Put Price payable in respect of such Put Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Put Securities, and (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any Options purchased at such Closing. The Company shall pay the Put Price by paying the Management Stockholder (and his or her Permitted Transferees, as the case may be) in cash; provided, however, that in the event that any such cash payment would cause the Company or any Subsidiary to be in Default, the Company shall pay such cash portion of the Put Price by issuing a Company Note. The principal of such Company Note will be due and payable in five equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Company Note and will be payable in quarterly arrears. Such Company Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form acceptable to the Board; provided, however, that if at any time after a Company Note has been issued, the Board determines that prepaying such Company Note in whole would not reasonably be likely to cause a Default, the Company Note shall then be prepaid in full at such time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 2.3(b) or any cash payment of principal or interest due under a Company Note if such cash payment would cause a Default. In the event the Company cannot make any cash payment under this Section 2.3(b) or the cash payments of principal and interest due under a Company Note because it is in Default or would be in Default by virtue of such payments, the Company will undertake to make such payment at such time as the Company is not longer in, or would no longer be by virtue of such payments in, Default.

(c) Without duplication of clause (a), upon the termination of the employment of either Executive Stockholder with the Company (a “Executive Put Event”) by virtue of (i) death or Disability, (ii) by the Company without Cause, or (iii) by virtue of retirement in accordance with Company policy at or after age 62, then such Executive Stockholder (and each Permitted Transferee of such Executive Stockholder who has been transferred Shares pursuant to this Agreement from such Executive Stockholder) shall have the right to sell (the “Executive Put Option”), by delivery of a written notice (the “Executive Put Notice”) to the Company no later than sixty (60) days after the date of such Executive Put Event, and the Company shall be required to purchase the Executive Put Securities at a price per share equal to the Executive Put Price (as defined below) of such Executive Put Securities as of the date the Executive Put Notice is delivered. For purposes of this Section 2.3(c), the term “Executive Put Price” shall mean

(i) with respect to Rollover Options held by such Executive Stockholder, the difference between (x) the Fair Market Value of the Shares underlying such Rollover Option and (y) the exercise price of such Rollover Option; and

(ii) with respect to Rollover Shares held by such Executive Stockholder, the Fair Market Value of such Rollover Shares.

(d) The closing of any purchase of Executive Put Securities by the Company pursuant to Section 2.3(c) shall take place at the principal office of the Company no later than the 60th day after the Executive Put Event. At such closing, the Company shall deliver to the Executive Stockholder (and his Permitted Transferees, as the case may be) exercising the Executive Put Option consideration in an amount equal to the aggregate Executive Put Price payable in respect of such Executive Put Securities against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Executive Put Securities, and (ii) an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any Rollover Options purchased at such Closing. The Company shall pay the Executive Put Price by paying the Executive Stockholder (and his or her Permitted Transferees, as the case may be) in cash; provided, however, that in the event that any such cash payment would cause the Company or any Subsidiary to be in Default, the Company shall pay such cash portion of the Executive Put Price by issuing a Company Note. The principal of such Company Note will be due and payable in five equal annual installment, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Company Note and will be payable in quarterly arrears. Such Company Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form acceptable to the Board; provided, however, that if at any time after a Company Note has been issued, the Board determines that prepaying such Company Note in whole would not reasonably be likely to cause a Default, the Company Note shall then be prepaid in full at such time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 2.3(d) or any cash payment of principal or interest due under a Company Note if such cash payment would cause a Default. In the event the Company cannot make any cash payment under this Section 2.3(d) or the cash payments of principal and interest due under a Company Note because it is in Default or would be in Default by virtue of such payments, the Company will undertake to make such payment at such time as the Company is not longer in, or would no longer be by virtue of such payments in, Default.

2.4. Take Along.

(a) If at any time, any of the Stockholders constituting more than fifty (50%) of the Common Stock Equivalents, individually or acting as a group (such Stockholders, as applicable, being referred to herein as the “Take Along Group”) elect to consummate, or cause the Company to consummate, a Company Sale to a Third Party which is not an Affiliate of any Stockholder included in the Take Along Group, then upon twenty (20) days’ written notice by the Take Along Group to each other Stockholder, which notice shall set forth the terms and conditions of such proposed Company Sale, including the name of the prospective transferee, the number of shares of Common Stock and Common Stock Equivalents proposed to be sold by the Take Along Group in the Company Sale, the consideration to be received by the Take Along Group and the proposed time and place of closing (such notice being referred to as the “Sale Request”), each other Stockholder (each, a “Seller”), in the event the Company Sale is consummated, shall be obligated to consummate, consent to and raise no objection to the proposed Company Sale and take all other actions reasonably necessary or desirable to consummate the proposed Company Sale on the terms proposed by the Take Along Group as set forth in the Sale Request. Without limiting the generality of the foregoing, (i) if the Company Sale is structured as a merger, consolidation or similar business transaction, each Seller will vote or cause to be voted all Shares that he holds or with respect to which he has the power to direct the voting and which he is entitled to vote on such proposed Company Sale in favor of such proposed Company Sale and will waive all appraisal and dissenters rights and hereby grants a proxy in favor of the Take Along Group to vote the Seller’s Shares in accordance with this Section 2.4(a) and (ii) if the Company Sale is structured as a sale or redemption of Common Stock, each Seller will agree to sell his pro rata portion of Common Stock Equivalents (including his pro rata portion of Time Options, Rollover Options and Performance Options which would become Common Stock Equivalents by reason of the Company Sale) being sold in the Company Sale on the same terms and conditions as the Take Along Group. A Stockholder’s pro rata portion, for purposes of this Section 2.4(a), is the product of (i) a fraction, the numerator of which is the number of outstanding Common Stock Equivalents which such Stockholder then owns and the denominator of which is the total number of such Common Stock Equivalents then actually outstanding and (ii) the total number of Common Stock Equivalents being sold in the Company Sale. Each proxy granted above in this Section 2.4(a) is irrevocable, coupled with an interest and shall survive until the expiration of the provisions of this Section 2.4(a). If required, each Seller shall (i) deliver certificates for all of its Shares being Transferred pursuant to this Section 2.4(a) at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances. The terms and conditions of any sale pursuant to this Section 2.4(a) shall be the same as set forth in the Sale Request; provided, however, that in the case of Performance Options, Time Options and Rollover Options, the holders of such securities shall have the opportunity to either (i) exercise such Performance Options, Time Options and Rollover Options (if such Performance Options, Time Options or Rollover Options are exercisable or would be exercisable upon consummation of the Company Sale) and participate in such sale as holders of Common Stock issuable upon such exercise, or (ii) upon the consummation of the sale, receive in exchange for such Performance Options, Time Options and Rollover Options the amount determined by multiplying (1) the same amount of consideration per share received by the Stockholders for which the Performance Option, Time Option or Rollover Option is exercisable less the exercise price or conversion price per share of such Performance Option, Time Option or Rollover Option by (2) the number of shares of Common Stock represented by such Performance Options, Time Options and Rollover Options.

(b) Each Stockholder, whether in his capacity as a Seller, Stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all commercially reasonable actions in order expeditiously to consummate any Company Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments as may be reasonably requested and otherwise cooperating with the Take Along Group and any prospective buyer; provided, however, that Stockholders shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Third Party solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Take Along Group to which such Take Along Group will also be party, including, without limitation, agreements to (i) (1) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (2) be liable without limitation as to such representations, warranties, covenants (including without limitation, covenants not to compete, as appropriate) and other agreements and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Company Sale shall not exceed the lesser of (I) such Stockholder’s pro rata portion of any such liability, to be determined in accordance with such Stockholder’s portion of the total value for his, her or its Shares included in such Company Sale or (II) the proceeds to such Stockholder in connection with such Company Sale.

(c) The provisions of this Section 2.4 shall only apply to the WP Stockholders in the event that either the Company Sale is an Approved Company Sale or the WP Stockholders otherwise consent to such Company Sale.

(d) In the event the consideration to be paid in exchange for Common Stock Equivalents in a Company Sale proposed pursuant to this Section 2.4 includes an securities, and the receipt thereof by a Stockholder would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Stockholder of any information regarding the Company, such securities or the issuer thereof, such Stockholder shall not have the right to sell shares of Common Stock and Common Stock Equivalents in such proposed Company Sale. In such event, the Take Along Group shall have the right, but not the obligation, to cause to be paid to such Stockholder in lieu thereof, against surrender of the Common Stock Equivalents which would have otherwise been included in the Company Sale, an amount in cash equal to the Fair Market Value of such Common Stock Equivalents as of the date such securities would have been issued in exchange for such Common Stock Equivalents.

2.5. Come Along. No Stockholder may Transfer Shares to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in this Section 2.5.

(a) Any Stockholder or group of Stockholders when desiring to Transfer Shares (the “Transferor”) shall give not less than fifteen (15) days prior written notice of such intended Transfer to each other Stockholder and the Company. Such notice (the “Participation Notice”) shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the “Participation Securities”) by the Transferor, the percentage of the total number of shares of Common Stock held by the Transferor that the Participation Securities constitutes of such class (the “Come Along Percentage”), the purchase price per share of Common Stock proposed to be paid therefor, the payment terms and type of transfer to be effectuated and the proposed time and place of closing. Within fifteen (15) days following the delivery of the Participation Notice by the Transferor to each other Stockholder and to the Company, each other Stockholder desiring to participate in such proposed Transfer (each, a “Participating Offeree”) shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Transferor) up to that number of shares of Common Stock, as the case may be, subject to the last sentence of Section 2.5(c) below, as shall equal the product of (i) the Come Along Percentage for the Common Stock, as the case may be, and (ii) the number of shares of Common Stock which will be owned by such Participating Offeree as of the proposed date of closing set forth in the Participation Notice without giving effect to the transfer contemplated hereby; provided, however, that for purposes of determining whether Options owned by a Management Stockholder will be vested (in the case of Time Options) or vested and earned (in the case of Performance Options), such determination will be made after giving effect to the transfer contemplated hereby and the Board, in its reasonable judgment, within five (5) business days after the Participation Notice is delivered to the Company, will make a Board Participation Determination for each Management Stockholder and notify such Management Stockholder of such Board Participation Determination. No Management Stockholder may participate in the proposed Transfer with respect to any Options which may vest in the case of Time Options or vest and be earned in the case of Performance Options upon consummation of the Transfer in excess of the Board Participation Determination and notwithstanding the Board Participation Determination, no Management Stockholder may sell or transfer in the proposed Transfer any unvested Time Options or any unvested or unearned Performance Options if such options do not become vested (in the case of Time Options) or vested and earned (in the case of Performance Options) upon consummation of the proposed Transfer. The Transferor shall attempt to obtain inclusion in the proposed Transfer of the entire number of Shares which the Transferor and the Participating Offerees desire to have included in the proposed Transfer. In the event the Transferor shall be unable to obtain the inclusion of such entire number of shares of Common Stock in the proposed Transfer, the number of shares of Common Stock to be sold in the Proposed Transfer by each Participating Offeree and the Transferor shall be determined in accordance with Section 2.5(c) below. The terms and conditions of any sale pursuant to this Section 2.5(a) shall be the same as set forth in the Participation Notice, except as is provided in Section 2.5(c) below and except that the actual date of the closing of any proposed Transfer may change.

(b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

(c) The acceptance of each Participating Offeree shall be irrevocable except as hereinafter provided, and each such Participating Offeree shall be bound and obligated to sell, on the same terms and conditions specified in the Participation Notice as the Transferor (subject to all of the provisions of this Agreement), such number of Shares as specified in such Participating Offeree’s written commitment; provided, however, that in the case of Performance Options, Time Options and Rollover Options (for which the exercise price is less than the price per share of Common Stock being paid in the Transfer), the holders of such securities shall have the opportunity to either (i) exercise such Performance Options, Time Options and Rollover Options (if then exercisable) and participate in such sale as holders of Common Stock issuable upon such exercise or conversion, or (ii) upon the consummation of the sale, receive in exchange for such Options the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the other Stockholders less the exercise price per share of such Performance Option, Time Option and Rollover Option by (2) the number of shares of Common Stock of such class represented by such Performance Option, Time Option or Rollover Option. In the event the Transferor shall be unable to obtain the inclusion in the sale of all Shares which the Transferor and each Participating Offeree desires to have included in the sale, the number of Shares to be sold in the sale by the Transferor and each Participating Offeree shall be reduced on a pro rata basis according to the proportion which the number of Shares which each such party desires to have included in the sale bears to the total number of Shares desired by all such parties to have included in the sale.

(d) The provisions of this Section 2.5 shall not in any way limit or affect the restrictions placed on the Stockholders by Section 2.1 and shall not apply to (i) any Transfer to the Company or other Stockholders pursuant to Section 2.1, (ii) any Transfer pursuant to Section 2.2, (iii) any Transfer pursuant to Section 2.3, (iv) any Transfer pursuant to Section 2.4 or (v) any Permitted Transfer.

(e) In the event the consideration to be paid in exchange for shares of Common Stock in a Transfer proposed pursuant to this Section 2.5 includes any securities, and the receipt thereof by a Stockholder would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Stockholder of any information regarding the Company, such securities or the issuer thereof, such Stockholder shall not have the right to transfer shares of Common Stock in such proposed Transfer. In such event, the Tranferors shall have the right, but not the obligation, to cause to be paid to such Stockholder in lieu thereof, against surrender of the shares of Common Stock which would have otherwise been transferred by such Stockholder in the proposed Transfer, an amount in cash equal to the Fair Market Value of such shares of Common Stock as of the date such securities would have been issued in exchange for such shares of Common Stock.

2.6. Corporate Governance.

(a) Board of Directors. At each annual meeting of the Stockholders and at each special meeting of the Stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Stockholders hereby agree to attend each meeting in person or by proxy and hereby agree to vote stock of the Company and shares of the Company now owned or hereafter acquired by him, her or it (whether at a meeting or by written consent in lieu thereof) (i) to fix the number of members of the Board at up to eleven (11) (unless the Board is expanded pursuant to Section 2.6(b) hereto, in which case to fix the number of members of the Board in accordance with Section 2.6(b) hereto), and (ii) to elect and thereafter to continue in office as a director of the Company the following: (a) three (3) directors nominated by the Berkshire Stockholders (who shall initially be Richard Lubin, Robert Small and Jordan Kahn) (collectively the “Berkshire Representatives”); (b) three (3) directors nominated by the WP Stockholders (who shall initially be Michael Cronin, Kevin Hayes and Carol Meyrowitz) (collectively, the “WP Representatives”); and (c) two (2) directors nominated by the Management Stockholders (who shall initially be Gerald Rittenberg and James Harrison) (collectively, the “Management Representatives”). As to the directors elected to the Board pursuant to this Section 2.6(a) or Section 2.6(b), the following provisions shall apply: (i) no Berkshire Representative may be removed without the consent of a majority in interest of the Berkshire Stockholders, except for cause as determined in good faith by unanimous decision of all directors other than the Berkshire Representatives, (ii) no WP Representative may be removed without the consent of a majority in interest of the WP Stockholders, except for cause as determined in good faith by unanimous decision of all directors other than the WP Representatives, (iii) no Management Representative may be removed without the consent of a majority in interest of the Management Stockholders, except for cause as determined in good faith by unanimous decision of all directors other than the Management Representatives, provided, that in the event of a determination by the Board pursuant to clause (i), (ii) or (iii) of this sentence to remove a director, each Stockholder shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to effect the removal of such director. Any vacancy on the Board shall be filled by the designee of the Stockholders who would be entitled to designate such director pursuant to this Section 2.6(a), Section 2.6(b) or Section 2.6(c), as the case may be, and if there shall be no such designation right, such vacancy may be filled by the remaining directors. Each Stockholder shall, upon receipt of notice identifying such designee, take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to elect the director so designated.

(b) Proportional Representation. Upon (i) approval, if required, of the Class B Common Stockholders as set forth in Section 3.2 of the Second Amended and Restated Certificate of Incorporation of the Company, dated as of August 19, 2008, as amended from time to time, and (ii) a majority vote of the holders of Common Stock, the composition of the directors constituting the Board of Directors shall be changed so that after designating directors in accordance with this Section 2.6(b), each of the Berkshire Stockholders, the WP Stockholders and the Management Stockholders shall have represented on the Board that number of directors (rounded up to the nearest whole number) represented by the percentage equal to (x) the number of shares of Common Stock held by such stockholder group over (y) the total number of shares of Common Stock held by all Stockholders. In the event that the size of the Board of Directors needs to be increased in order to establish the foregoing representation, each Stockholder shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by such Stockholder, to effect the increase in the size of the Board. Each Stockholder agrees that such Stockholder shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by them, to elect the directors so designated by the Stockholders as set forth in this Section 2.6(b).

(c) Subsidiaries; Committees. Unless the Board unanimously determines otherwise, the board of directors of each Subsidiary of the Company and the audit committee, the compensation committee and all other authorized committees of the Board and of each Subsidiary’s board of directors shall be composed so that the representation thereon shall be in the same proportion, as nearly as may be possible (subject to any foreign law requirements, where applicable), as the representation of such directors on the Board; provided, however, that no Management Representative shall sit on the audit committee or the compensation committee.

(d) Expenses. In the discretion of the Board, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

2.7. Rights of Participation.

(a) Rights of Participation. The Company hereby grants (i) to each Stockholder so long as it shall own at least 5% of the Shares, (ii) to each Berkshire Stockholder so long as the Berkshire Stockholders collectively own at least 5% of the Shares, (iii) to each WP Stockholder so long as the WP Stockholders collectively own at least 5% of the Shares, and (iv) to each Stockholder listed on Exhibit C hereof so long as it shall own at least the number of Shares set forth on such Exhibit, the right to purchase up to a pro rata portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. For purposes of this Section 2.7(a), a Stockholder’s pro rata portion, for purposes of this Section 2.7, is the product of (A) a fraction, the numerator of which is the number of outstanding Shares which such Stockholder then owns (on a fully diluted basis after giving effect to the exercise of all Rollover Options, if any, and the conversion of all securities convertible into or exchangeable for Common Stock) and the denominator of which is the total number of such Shares held by all Stockholders (on a fully diluted basis after giving effect to the exercise of all Rollover Options, if any and the conversion of all securities convertible into or exchangeable for Common Stock), multiplied by (B) the number of New Securities the Company proposes to sell or issue.

Notwithstanding the foregoing, in the event that the participation by any Stockholder in a sale by the Company of New Securities would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) in the case of those Stockholders specified under clause (i) in the preceding paragraph, the provision to any such Stockholder of any material non-public information regarding the Company or such securities, such Stockholder shall not have the right to purchase New Securities pursuant to this Section, unless otherwise authorized by the Board. Without limiting the generality of the foregoing, it is understood and agreed that the Company shall not be under any obligation to effect a registration of such securities under the 1933 Act or similar state statutes.

(b) Definition of New Securities. “New Securities” shall mean any Common Stock or other equity securities of the Company whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities and any indebtedness or preferred stock of the Company which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities); provided, that the term “New Securities” does not include (i) indebtedness of the Company which is not by its terms convertible into Common Stock; (ii) Common Stock issued as a stock dividend to all holders of Common Stock pro rata or upon any subdivision or combination of shares of Common Stock; (iii) Common Stock issued to any employee or director and approved by the Board of Directors and any employee or director stock options approved by the Board of Directors; (iv) Common Stock issued in exchange for the cancellation or retirement of any debt securities of the Company or in connection with any restructuring or other financial workout of the Company; (v) Common Stock or warrants to purchase Common Stock issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such Common Stock or warrants and a debt security of the Company; (vi) Common Stock issued in connection with the acquisition of another corporation or other entity by the Company by merger, purchase of substantially all assets or other reorganization; (vii) the issuance of Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock; (viii) Common Stock issuable in a Public Offering; or (ix) Common Stock issued in respect of services provided (other than as an employee) to the Company or its subsidiaries and approved by the Board of Directors; and provided, further, that if any “New Securities” include Common Stock and other equity securities coupled as a package, “New Securities” shall mean the package of securities and not each class of securities individually. If and to the extent that either the Berkshire Stockholders or the WP Stockholders have the right to receive New Securities in any transaction contemplated by clauses (iv) or (vi) above, the Company will grant each Stockholder the right to purchase a pro rata portion of such New Securities determined as set forth in Section 2.7(a).

(c) Notice from the Company. In the event the Company proposes to issue New Securities, the Company shall give each Stockholder who has a right of participation under this Section 2.7 written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of ten (10) business days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each

Stockholder its pro rata share of such New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise its rights of participation hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Stockholder shall also be entitled to indicate a desire to purchase all or a portion of any New Securities remaining after such pro rata allocation. If, as a result of such oversubscription right, such oversubscriptions exceed the total number of New Securities available in respect of such oversubscription right, the oversubscribing Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis or as they may otherwise agree among themselves.

(d) Sale by the Company. In the event that the Stockholders who have a right of participation under this Section 2.7 fail to commit to purchase all of such New Securities within said ten (10) business day period, the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the right of participation was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 2.7(c).

(e) Closing. The closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued, at which closing the Company shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of payment therefor.

2.8. Financial and Business Information. From and after the date hereof, each Stockholder (other than those Stockholders set forth on Exhibit D hereto) holding more than five percent (5%) of the outstanding Shares shall be entitled to receive from the Company, upon request, the following information (i) as soon as practicable following the end of each fiscal quarter of the Company, unaudited quarterly financial reports; (ii) as soon as practicable following the end of each fiscal year of the Company, audited annual financial reports; and (iii) when and as approved by the Board of Directors, budgets and business plans of the Company. In addition, the Berkshire Stockholders and the WP Stockholders shall be entitled to receive from the Company, as soon as practicable following the end of each month, unaudited financial results. Each Stockholder listed on Exhibit D hereof, so long as it shall own at least the number of Shares set forth on such Exhibit, shall be entitled to receive from the Company, upon request, unaudited consolidated monthly financial statements, and at any time Amscan Holdings, Inc. or any successor is not required or does not elect to file public information with the SEC, upon reasonable request, the following information: (i) as soon as practicable following the end of each fiscal quarter of the Company, unaudited consolidated quarterly financial statements and (ii) as soon as practicable following the end of each fiscal year of the Company, audited consolidated annual financial statements; provided, however, that such Stockholder shall not be entitled to receive any such statements or information in the event that the Board of Directors of the Company reasonably and in good faith determines at any tine that such Stockholder or an Affiliate of such Stockholder is competing with the Company or any of its subsidiaries.

2.9. Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally. Nothing herein shall prevent any Stockholder from using Proprietary Information to enforce its rights under this Agreement or from disclosing a summary of Proprietary Information to the partners of such Stockholder as to the performance of the Company.

2.10. Approval Rights. For so long as (i) the WP Stockholders (and their Permitted Transferees) continue to hold, in the aggregate, at least 20% of the Shares initially acquired by the WP Stockholders upon the closing of the Merger, the Company shall not, without the prior consent of the WP Stockholders (and their Permitted Transferees), or (ii) the Berkshire Stockholders (and their Permitted Transferees) continue to hold, in the aggregate, at least 20% of the Shares initially acquired by the Berkshire Stockholders upon the closing of the Merger, the Company shall not, without the prior consent of the Berkshire Stockholders (and their Permitted Transferees), effect any:

(i) public offering other than a Qualified Initial Public Offering;

(ii) sale of the Company (by sale of securities, merger, consolidation, sale of substantially all of the assets, or any similar transaction) other than an Approved Company Sale; or

(iii) transaction in which the WP Stockholders and the Berkshire Stockholder are not entitled to be treated on a pro rata basis.

ARTICLE III.

REGISTRATION RIGHTS

3.1. General. For purposes of Article III: (a) the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; (b) the term “Holder” means any Stockholder holding Registrable Securities; and (c) the shares of Common Stock issuable upon the exercise of vested Time Options, Rollover Options and vested and earned Performance Options shall be deemed to be outstanding and held by the holders of such vested Time Options, Rollover Options and vested and earned Performance Options.

3.2. Demand Registration Initiated by the Berkshire Stockholders or the WP Stockholders.

(a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.2) by or on behalf of either Berkshire Stockholders or the WP Stockholders, holding an aggregate of fifty percent (50%) or more of the Registrable Securities held by the Berkshire Stockholders or the WP Stockholders, that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or (ii) eighty-five percent (85%) of the Registrable Securities then held by the Berkshire Stockholders or the WP Stockholders, as the case may be, then the Company shall promptly notify all other Registration Rights Holders of such request and shall use its best efforts to cause all Registrable Securities that the Registration Rights Holders have requested (within thirty (30) days after such Company notice) be registered, to be registered under the 1933 Act.

(b) If the total amount of Registrable Securities that the Registration Rights Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 3.3(b);

(c) The Company shall be obligated to effect for each of the Berkshire Stockholders two (2) registrations of Registrable Securities pursuant to this Section 3.2, and the WP Stockholders one (1) registration of Registrable Securities pursuant to this Section 3.2; provided, that in the event that, at the request of the underwriters, the amount of Registrable Securities that the Berkshire Stockholders or the WP Stockholders requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by the Berkshire Stockholders or the WP Stockholders for purposes of this Section 3.2.

3.3. Piggyback Registration; Reduction in Registration.

(a) If, at any time, the Company determines to register any of its equity securities for its own account under the 1933 Act in connection with a Public Offering of such securities, other than the first Public Offering of its Common Stock, solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the total amount of Registrable Securities that are to be included by the Company for its own account and at the request of Registration Rights Holders exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

(i) first, the equity securities to be registered on behalf of the Company; and

(ii) then the Registrable Securities requested to be included by the Registration Rights Holders, pro rata, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration; provided, however, that if an underwriter who is not an Affiliate or

Associate of any Holder, in good faith requests for the success of the offering, that the number of Registrable Securities to be sold by any Holder be apportioned or excluded, such number of Registrable Securities of such Holder shall be reduced or not included to the extent so requested by said underwriter;

provided, however, that if in the first Public Offering of its Common Stock, solely for cash on a form that would also permit the registration of any of the Registrable Securities the Company shall permit any Holder to register its Registrable Securities, then the provisions of this clause (a) shall apply to such Public Offering as if it were not the first Public Offering.

(b) If the Company at any time proposes to register any of its equity securities for the account of any Holder pursuant to Section 3.2 or Section 3.9 of this Agreement or for the account of any other Registration Rights Holder pursuant to a demand or S-3 registration under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that such Holder has requested be registered. If the total amount of Registrable Securities requested to be included by the requesting Holders under Section 3.2 or 3.9, and at the request of other Registration Rights Holders pursuant to applicable piggy-back registration rights, the Company and the other Holders, exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

(i) first, the equity securities to be registered on behalf of Stockholders initiating the demand, pro rata, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration;

(ii) second, the equity securities to be registered on behalf of the Company; and

(iii) third, the Registrable Securities requested to be included by the other Registration Rights Holders, pro rata, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration;

provided, however, that if an underwriter who is not an Affiliate or Associate of any Holder or the Company, in good faith, requests for the success of the underwritten offering that the number of Registrable Securities to be sold by any Holder or the Company be apportioned or excluded, such number of Registrable Securities of such

Holder or the Company shall be reduced or not included to the extent so requested by said underwriter.

(c) In the event that the BP Stockholders or the WP Stockholders (or, in each case, their Permitted Transferees) are cutback disproportionately with respect to the percentage of their shares that they may include in any Public Offering in which other Registration Rights Holders are participating, the Company shall only allow such other Registration Rights Holders including shares of Common Stock in such Public Offering in an amount that represents the ownership percentage that such BP Stockholders or the WP Stockholders (or, in each case, their Permitted Transferees) are allowed to sell.

3.4. Obligations of the Company. Whenever required under Sections 3.2, 3.3 or 3.9 to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective;

(b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

(c) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with requirements of the 1933 Act, and such other documents they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) as expeditiously as reasonably possible, use its best efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;

(e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with, or approved by, such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holder, promptly prepare and file with the SEC and furnish to such seller or Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that, each Holder agrees that it shall not sell any Registrable Securities covered by such a registration statement upon notice from the Company until receipt of notice that such statement or omission has been corrected.

(g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each seller at least two (2) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

(h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(i) use its best efforts to list all Registrable Securities covered by such registration statement on a securities exchange or the NASDAQ National Market on which any class of Registrable Securities is then listed.

3.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any act pursuant to this Article III that the Holders selling Registrable Securities shall furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

3.6. Expenses of Registration. All expenses incurred in connection with a registration pursuant to Sections 3.2, 3.3 or 3.9 (excluding underwriters’ discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (which counsel shall be reasonably satisfactory to the holders of a majority of the Registrable Securities then being registered), and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders which own a majority of the Registrable Securities being sold under the applicable registration) shall be borne by the Company; provided, however, that all such expenses in connection with any amendment or supplement to a registration statement or prospectus filed more than nine (9) months after the effective date of such registration statement because any Holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such Holder; provided, further, however, that Holders initiating a demand may withdraw any request made pursuant to Section 3.2, in which event such first withdrawn request shall be deemed for all purposes herein not to have been made.

3.7. Underwriting Requirements.

(a) The Berkshire Stockholders and WP Stockholders, together with any other 15% Stockholder, will have the right to approve the selection of the lead underwriter for the first Public Offering, which approval will not be unreasonably withheld.

(b) Each Holder selling Registrable Securities in any registration pursuant to Sections 3.2 or 3.3 shall, as a condition for inclusion of such Registrable Securities in such underwritten registration, execute and deliver an underwriting agreement (i) acceptable to the Company and consented to by the Berkshire Stockholders or the WP Stockholders, as the case may be, in the case of a registration pursuant to Section 3.2, (ii) acceptable to the Company and consented to by the Registration Rights Holder requesting a demand registration, in the case of a registration pursuant to Section 3.3 in connection with a demand registration not initiated pursuant to Section 3.2, or (iii) acceptable to Holders who own a majority of the Registrable Securities to be included in such registration, in the case of a registration pursuant to Section 3.3 (and not described by clause (ii) of this sentence), and the underwriters with respect to such registration. Such underwriters shall be selected (i) by the Company and consented to by the Berkshire Stockholders or the WP Stockholders, as the case may be, in the case of a registration pursuant to Section 3.2, (ii) by the Company and consented to by the Registration Rights Holder requesting a demand registration, in the case of a registration pursuant to Section 3.3 in connection with a demand registration not initiated by Section 3.2, or (iii) by a majority in interest of the Registrable Securities to be included in such registration in all other cases and shall be reasonably acceptable to the Company, in the case of a registration pursuant to Section 3.3 (and not described by clause (ii) of this sentence). Notwithstanding the foregoing, each Holder shall take all action reasonably necessary with respect to executing such underwriting agreement, including being liable in respect of (i) any representations and warranties being made by each selling Holder, and (ii) any indemnification agreements and “lock-up” agreements made by each selling Holder for the benefit of the underwriters in such underwriting agreement; provided, however, that except with respect to individual representations and warranties regarding such matters as legal capacity or due organization of such participating Holder, authority to participate in the Public Offering, compliance by such Holder with laws and agreements applicable to it, ownership (free and clear of liens, charges, encumbrances and adverse claims) of Registrable Securities to be sold by such Holder and accuracy of information with respect to such Holder furnished for inclusion in any disclosure document relating to each Public Offering, the aggregate amount of the liabilities of such participating Holder pursuant to such underwriting agreement shall not exceed either (a) such participating Holder’s pro rata portion of any such liability, in accordance with such participating Holder’s portion of the total number of Registrable Securities included in the public offering, or (b) the net proceeds received by such participating Holder from the public offering.

3.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Article III:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder (which term, for purposes of this Section 3.8, shall include each Stockholder, including the Berkshire Stockholders, the WP Stockholders, the Management Stockholders and the Other Stockholders holding Registrable Securities, and shall also include the directors, officers and employees of the Stockholders and their Affiliates) requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for a registration, and each Person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, against any and all losses, claims, damages or liabilities, joint or several, to which any such Holder, underwriter or Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a registration statement relating to a registration pursuant to this Article III, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of the 1933 Act or any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, underwriter or control Person for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder.

(b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the 1933 Act) against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, control Person, agent, underwriter or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder (other than information furnished by such Holder on behalf of the Company in his or her capacity as an officer or director of the Company) expressly for use in connection with such registration; and such Holder will reimburse the Company and each such director, officer, control Person, agent, underwriter or other Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder.

(c) Any Person seeking indemnification under this Section 3.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless and to the extent the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the applicable indemnifying party and the applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

3.9. Registration on Form S-3. After the date on which the Company has effected a Public Offering, if (i) a Holder or Holders request in writing (specifying that such request is being made pursuant to this Section 3.9) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of securities having an aggregate value of not less than $1,000,000 and (ii) the Company is entitled to use such form to register such securities, then the Company shall file a Form S-3 with respect to such securities within ninety (90) days from the date of such request, and shall use its best efforts to cause such registration statement to become effective; provided, that the Company shall not be required to effect any such registration more frequently than once every six (6) months.

3.10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders and their Permitted Transferees the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering a Public Offering filed by the Company;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(c) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

3.11. No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and covenants that it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement without the prior written consent of a majority in interest of the Holders. For the avoidance of doubt, the stockholders party hereto acknowledge that the Registration Rights and Information Agreement between the Company and any certain stockholders dated as of the date hereof does not violate this Section 3.11.

3.12. Stock Split. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.2, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company will promptly prepare and submit to its Board of Directors, use its best efforts to cause to be adopted by its Board of Directors and stockholders, and, if so adopted, file and cause to become effective, an amendment to its certificate of incorporation so as to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the shares of the Company’s Common Stock held by him or it in favor of adopting such amendment.

3.13. Timing and Other Limitations.

(a) No request shall be made with respect to any registration pursuant to Section 3.2 within one hundred twenty (120) days immediately following the effective date of any registration statement filed by the Company.

(b) If the Company shall furnish to the Holders of Registrable Securities requesting a registration pursuant to Section 3.2 a certificate signed by a majority of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore advisable to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days and the request pursuant to Section 3.2 then made shall not be counted for purposes of determining the number of registrations pursuant to Section 3.2; provided, however, that the Company may not utilize such right more than once in any twelve-month period.

3.14. Lock-up.

(a) In connection with the first Public Offering of Shares, no holder of Shares shall Transfer any Shares for a period beginning seven (7) days immediately preceding the date upon which the Company in good faith believes that the relevant registration statement shall become effective, and ending on the one hundred eightieth (180th) day (or, at the discretion of the underwriter, such lesser period) following the effectiveness of such registration statement with respect to such Public Offering without the prior written consent of the underwriters managing the offering, and at the request of the underwriter, each holder of Shares shall enter into an agreement to such effect with the underwriter; provided, however, that the provisions of this Section 3.14 shall not prohibit any Permitted Transfers, provided that the Permitted Transferee agrees to be bound by the terms of this Agreement, including this Section 3.14.

(b) In connection with a Public Offering initiated pursuant to Section 3.2 hereof, at the request of the initiating Stockholder, no holder of Shares shall Transfer any Shares without the prior written consent of the underwriters managing the offering. The request made by the initiating Stockholder pursuant to this clause (b) shall not be made within sixty (60) days of the expiration of any other contractual lock-up period (which 60 day period shall be increased by the number of days the Company’s insider trading window has been closed during such 60-day period) and shall expire ninety (90) days (or such shorter period to which the underwriter shall agree) following the effectiveness of the registration statement with respect to such public offering. At the request of the underwriter, such holder of Shares shall enter into an agreement with the underwriter to the effect of the foregoing. The provisions of this Section 3.14(b) shall not be applicable to Permitted Transferees of any Holder who are shareholders, partners or members, respectively, of such Holder, who in each case, received Shares after the initial Public Offering and not otherwise during any lock-up period, (ii) any Holder more than once during any calendar year, (iii) any Holder (other than the Company’s directors and officers ) that is not provided the opportunity to include Shares in such Public Offering on a pro rata basis with all holders according to the total amount of Registrable Securities then owned by such holder, and (iv) any Holder who holds less than 5% of the Company’s outstanding common stock, other than the Company’s directors and officers.

(c) The Company shall ensure that any underwriting agreement entered into in connection with an underwriting in which any BP Stockholder or WP Stockholder (or, in each case, their Permitted Transferees) participates will provide that in the event that any 15% Stockholder is released by the underwriters managing an offering covered by this Section 3.14 from its obligations under this Section 3.14 (or any similar lock-up restriction), any BP Stockholder or WP Stockholder (or, in each case, their Permitted Transferees) shall also be released by the underwriters managing such offering from their obligations under this Section 3.14 (or any similar lock-up restriction), on a pro rata basis, in accordance with their respective number of Registrable Shares held by them.

ARTICLE IV.

MISCELLANEOUS

4.1. Appointment of the Management Proxy. Each of the Management Stockholders (other than any Executive Stockholder) hereby appoints James Harrison (the “Management Proxy”) as the agent, proxy, and attorney-in-fact for the Management Stockholders (including, without limitation, full power and authority to act on the Management Stockholders’ behalf) to take any action, should the Management Proxy elect to do so in his sole discretion: (i) to vote on all matters to be voted on under this Agreement, (ii) to receive all notices on behalf of each Management Stockholder, (iii) to execute and deliver on behalf of the Management Stockholders any amendment to this Agreement so long as such amendments shall apply to all Management Stockholders and (iv) to take all other actions to be taken by or on behalf of the Management Stockholders as a group and exercise any and all rights which the Management Stockholders are permitted or required to do or exercise under this Agreement other than exercise any rights with respect to investment decisions set forth in Sections 2.1(c), 2.3, 2.5, 2.7 or 3.3 hereof. Each of the Management Stockholders hereby agrees not to assert any claim against, and agrees to indemnify and hold harmless, the Management Proxy from and against any and all losses incurred by the Management Proxy or any of his Affiliates, partners, employees, agents, investment bankers or representatives, or any Affiliate of any of the foregoing, relating to the Management Proxy’s capacity as the Management Proxy other than such claims or losses resulting from the Management Proxy’s gross negligence or willful misconduct. By execution hereof, James Harrison hereby agrees to act as Management Proxy until such time as a new Management Proxy is elected by the majority in interest of the Management Stockholders.

4.2. Remedies. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

4.3. Entire Agreement; Amendment; Waiver. This Agreement, together with the Schedule hereto, sets forth the entire understanding of the parties, and as of the closing contemplated by the Merger Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. The Schedule may be amended to reflect changes in the composition of the Stockholders as a result of Permitted Transfers or Transfers permitted under Article II. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II shall become effective when a copy of the Agreement as executed by any new transferee is filed with the Company, except as otherwise provided in Section 4.13. Any other amendments to, or the termination of, this Agreement shall require the prior written consent of a majority of the Stockholders; provided, that (a) any such amendment which would have an adverse effect on the Berkshire Stockholders, if such adverse effect would be borne solely by the Berkshire Stockholders or would be borne disproportionately by the Berkshire Stockholders relative to the other Stockholders, shall require the written consent of the Berkshire Stockholders holding a majority of the Shares held by the Berkshire Stockholders, (b) any such amendment which would have an adverse effect on the WP Stockholders, if such adverse effect would be borne solely by the WP Stockholders or would be borne disproportionately by the WP Stockholders relative to the Berkshire Stockholders, shall require the written consent of WP Stockholders holding a majority of the Shares held by the WP Stockholders, (c) any such amendment which would have an adverse effect on the Management Stockholders, if such adverse effect would be borne solely by the Management Stockholders or would be borne disproportionately by the Management Stockholders relative to the Berkshire Stockholders, shall require the written consent of Management Stockholders holding a majority of the Shares held by the Management Stockholders, and (d) any such amendment which would have an adverse effect on the Other Stockholders, if such adverse effect would be borne solely by the Other Stockholders or would be borne disproportionately by the Other Stockholders relative to the Berkshire Stockholders, shall require the written consent of Other Stockholders holding a majority of the Shares held by the Other Stockholders. Without the consent of the Management Stockholders holding a majority of the Shares held by the Management Stockholders, no amendment may be made to Section 2.2. Without the consent of each Executive Stockholder, no amendment may be made to Section 2.3. Without the consent of the Berkshire Stockholders and the WP Stockholders, no amendment may be made to Section 2.10 and 3.2. Without the consent of an affected Stockholder, no amendment may be made to modify, in any adverse respect, the rights of such Stockholder under Section 2.7(a) or Section 2.8; provided, however, that nothing herein shall prohibit the granting of any additional participation rights under 2.7(a) or information rights under Section 2.8 to any other Stockholders unless otherwise prohibited by the terms of this Agreement. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

4.4. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given seven (7) days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) business day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

(a) For notices and communications to the Company to:

AAH Holdings Corporation

c/o Berkshire Partners LLC

One Boston Place

Boston, MA 02108

Attention: Robert J. Small and Sharlyn Heslam

Facsimile: (617) 227-6105

with a copy to:

Ropes & Gray

One International Place

Boston, MA 02110

Attention: Jane D. Goldstein, Esq.

Facsimile: (617) 951-7050

(b) for notices and communications to the Berkshire Stockholders, to their respective addresses set forth in the Schedule, with a copy to:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention: Jane D. Goldstein, Esq.

Facsimile: (617) 951-7050

(c) for notices and communications to the WP Stockholders, to their respective address set forth in the Schedule, with a copy to:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention: Jane D. Goldstein, Esq.

Facsimile: (617) 951-7050

(d) for notices and communications to any Management Stockholders, to their respective addresses set forth in the Schedule, with a copy to:

AAH Holdings Corporation

c/o Berkshire Partners LLC

One Boston Place

Boston, MA 02108

Attention: Robert J. Small and Sharlyn Heslam

Facsimile: (617) 227-6105

(e) for notices and communications	to any Other Stockholders, to their respective addresses set forth in the Schedule.

By notice complying with the foregoing provisions of this Section 4.5, each party shall have the right to change the mailing address for future notices and communications to such party.

4.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that no right or obligation under this Agreement may be assigned except as expressly provided herein, it being understood that the Company’s rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

4.7. Governing Law. This Agreement shall be governed by the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

4.8. Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of Article II shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares (including Rollover Shares or Acquired Shares), Performance Options, Rollover Options or Time Options; provided, that termination pursuant to this Section 4.8. shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. Notwithstanding the foregoing, Article II shall terminate upon the earlier of a Change in Control or the consummation of a Public Offering; provided, that the Company shall be obligated to consummate the purchase of any vested Time Options, Rollover Options and vested and earned Performance Options which have been called pursuant to Section 2.2, or put pursuant to Section 2.3, prior to such termination, but have not otherwise been paid for as of such date.

4.9. Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.10. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

4.11. Purchase for Investment; Legend on Certificate. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders Agreement dated as of April 30, 2004, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement. A copy of the Stockholders Agreement is on file with the Clerk of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All shares shall also bear all legends required by federal and state securities laws.

4.12. Effectiveness of Transfers. All Shares transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or pursuant to a Rule 144 transaction) shall, except as otherwise expressly stated herein, be held by the transferee thereof subject to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement (as though such party had so agreed pursuant to Section 4.13) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee’s obligations hereunder in accordance with Section 4.13. No Shares shall be transferred on the Company’s books and records, and no transfer of Shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

4.13. Other Stockholders. Subject to the restrictions on transfers of Shares contained herein, any Person who is not already a Stockholder acquiring Shares, shall, on or before the transfer or issuance to it of Shares, sign a counterpart or joinder to this Agreement in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (i) a Berkshire Stockholder if a transferee (other than the Company or a WP Stockholder) of a Berkshire Stockholder, (ii) a WP Stockholder if a transferee (other than the Company or a Berkshire Stockholder) of a WP Stockholder, (iii) a Management Stockholder if a transferee (other than the Company) of a Management Stockholder or (iv) an Other Stockholder if such transferee (other than the Company, a Berkshire Stockholder or a WP Stockholder) does not fall within clause (i), (ii) or (iii) above. Each such additional Stockholder shall be listed on the Schedule, as amended from time to time.

4.14. No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.15. Costs and Expenses. Each party shall pay its own costs and expenses incurred in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.

4.16. Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

4.17. Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

4.18. Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Stockholders to any claim, cause of action, right or remedy of any kind.

4.19. Consent to Jurisdiction. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the federal courts in the State of New York for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.5 is reasonably calculated to give actual notice.

4.20. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.20 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each of the stockholders of AAH Holdings Corporation has duly executed this Stockholders Agreement (or caused this Stockholders Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

[Signature Pages to come]

IN WITNESS WHEREOF, each of the stockholders of AAH Holdings Corporation has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

MANAGEMENT STOCKHOLDERS:

/s/ James M. Harrison
James M. Harrison, as attorney-in-fact for each of the Management Holders listed on Attachment A in his capacity as Management Proxy pursuant to Section 4.1 of the Agreement.

(Signature Page to Amended and Restated Stockholders Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BERKSHIRE FUND V, LIMITED PARTNERSHIP		WESTON PRESIDIO CAPITAL IV, L.P.

By:	Fifth Berkshire Associates, LLC, Its General Partner	By:	Weston Presidio Capital Management IV, LLC, its general partner

By:	/s/ Robert J. Small	By:	/s/ Therese A. Mrozek
Name:	Robert J. Small	Name:	Therese A. Mrozek
Title:	Managing Director	Title:	Chief Operating Officer

BERKSHIRE FUND VI, LIMITED PARTNERSHIP		WPC ENTREPRENEUR FUND II, L.P.

By:	Sixth Berkshire Associates, LLC, Its General Partner	By:	Weston Presidio Capital Management IV, LLC, its general partner

By:	/s/ Robert J. Small	By:	/s/ Therese A. Mrozek
Name:	Robert J. Small	Name:	Therese A. Mrozek
Title:	Managing Director	Title:	Chief Operating Officer

BERKSHIRE INVESTORS LLC

By:	/s/ Robert J. Small
Name:	Robert J. Small
Title:	Managing Director

(Signature Page to Amended and Restated Stockholders Agreement)

Exhibit A

Put Investment Price for Executive Stockholders

Gerry Rittenberg	$1,800,000
James Harrison	$900,000

Exhibit B

THE COMPANY:

AAH Holdings Corporation

80 Grasslands Road

Elmsford, NY 10523

Attn: Corporate Secretary

BERKSHIRE STOCKHOLDERS:

Berkshire Fund V, Limited Partnership.

c/o Berkshire Partners LLC

One Boston Place, Suite 3300

Boston, MA 02108-4401

Attn: Robert J. Small and Sharlyn Heslam

Berkshire Fund VI, Limited Partnership

c/o Berkshire Partners LLC

One Boston Place, Suite 3300

Boston, MA 02108-4401

Attn: Robert J. Small and Sharlyn Heslam

Berkshire Investors LLC

One Boston Place, Suite 3300

Boston, MA 02108-4401

Attn: Robert J. Small and Sharlyn Heslam

Berkshire Investors III, LLC

One Boston Place, Suite 3300

Boston, MA 02108-4401

Attn: Robert J. Small and Sharlyn Heslam

WP STOCKHOLDERS:

Weston Presidio Capital IV, L.P.

c/o Weston Presidio Capital Management IV, LLC

200 Clarendon Street

50th Floor

Boston, MA 02116

Attn: Elissa McGinty

WPC Entrepreneur Fund II, L.P.

c/o Weston Presidio Capital Management IV, LLC

200 Clarendon Street

50th Floor

Boston, MA 02116

OTHER STOCKHOLDERS:

Squam Lake Investors VI, LP

c/o Bain & Company, Inc.

131 Dartmouth Street

Boston, MA 02116

Attn: Bill Doherty

Sunapee Securities, Inc.

c/o Bain & Company, Inc.

131 Dartmouth Street

Boston, MA 02116

Attn: Mary Welch

Waban Investors II, L.P.

c/o The Bridgespan Group, Inc.

535 Boylston Street, 10th Floor

Boston, MA 02116

Attn: Alan W. Tuck

RGIP, LLC

c/o Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: R. Bradford Malt

Paul Ansolabehere

4475 Gaywood Drive

Minnetonka MN 55345

Sheldon Babyatsky

124 Woodfield Road

Washington Township, NJ 07676

Fred Berg

510 De Vries Court

Piermont, NY 10968

Laura Bucci Dutt

9 Fox Den Lane

North Salem, NY 10560

John Conlon

33 Wilkes Road

Danbury, CT 06811

Michael Correale

27 Weeburn Lane

Wilton, CT 06897

Kerry Cusato

3 Jason Drive

Ocean View, NJ 08230

Ken Danforth

20 Town Farm Road

Hampden, ME 04444

Margaret Davis

24 Rock Spring Road, Unit C-2

Stamford, CT 06906

Barbara Devos

20 Beminster Road

Randolph, NJ 07869

Dawn Dodge

15 Peter Road

Brewster, NY 10509

James Dotti

21 New Street

Purchase, NY 10577

Dorothy Dyer

163 Lafayette Street

Denver, CO 80218

Willard Finch

106 Maple Avenue

Goshen, NY 10924

Rose Giagrande

540 Hunter Street

Mamaroneck, NY 10543

Marie Gransbury

The Spinney

Wood End

Ardeley, Nr. Stevenage

Hertfordshire, SG2 7AZ

England

Howard Harding

6209 Deep Creek Drive

Prospect, KY 40059

Randy Harris

91 Majestic Ridge

Carmel, NY 10512

James M. Harrison

16 High Street

East Williston, NY 11596

Sean Hersey

8 Rollingwood Drive

Johnston, RI 02919

Derek Itzla

106 Oak Circle

Mahopac, NY 10541

Paula Kochon

882 Taconic Woods Road

Yorktown Heights, NY 10958

Katherine Kurtz

25 Sunderland Lane

Katonah, NY 10536

Scott Lametto

49 Mile Hill South

Newtown, CT 06470

Craig Leaf

2289 Bedford Street Unit 1-3

Stamford, CT 06905

William Mark

104 Great Lawn Ct.

Brewster, NY 10509

Jackie Mather

1303 West 13th Ave. #3

Spokane, WA 99204

Karen McKenzie

75 Odyssey Drive

Chester, NY 10918

Michael Mostrom

183 Cascade Court

Chanhassen, MN 55317

Cynthia A. Olsen

149 Woodside Avenue

Ridgewood, NJ 07450

James Plutt

9622 Yukon Circle

Bloomington, MN 55438

George Reichel

562 June Court

West Hempstead, NY 11552

Rittenberg 2008 Trust

c/o Gerry Rittenberg as Trustee

18 Carey Drive

Bedford, NY 10506

Ritts Enterprises LLC

c/o Gerry Rittenberg as Trustee

18 Carey Drive

Bedford, NY 10506

Paul Rosenbaum

978 Borman Court

Elk Grove Village, IL 60007

Maria Rubeo (Mangiello)

75 Somerset Road

New Rochelle, NY 10804

Christine Sacramone

197 Orchard Street

White Plains, NY 10604

David Sherman

34 Wilner Road

Somers, NY 10589

Mark Sifferlin

5332 Oaklawn Avenue

Edina, MN 55424

Mary Lynn Slusher

90 Meadowood Road

Montgomerey, NY 12549

Diane Spaar

741 Orangeburg Road

River Vale, NJ 07675

Keith Spaar

741 Orangeburg Road

River Vale, NJ 07675

Greg Stack

1401 Homeport Drive

Navarre Beach, FL 32566

Eric Stollman

9 Barclay Court

Blue Bell, PA 19422

Angela Stroh

2940 NW 12th Avenue

Camas, WA 98607

Walter Thompson

P.O. Box 269, 47 Mountain Top

Spring Glen, NY 12483

Patrick Venuti

11 Golden Hill Avenue

Danbury, CT 06811

Deborah Warren

111 Grove Street

Mt. Kisco, NY 10549

Craig Wiechman

1492 Wellesley Circle

Mt. Pleasant, SC 29466

Robert Yedowitz

3	Consulate Drive Apt. 3J

Tuckahoe, NY 10707

Susan Scott

488 Windsor Court

Yorktown Heights, NY 10598

Joseph Walter

242 Pine Island Turnpike

Warwick, NY 10990

Jordan Kahn

21 Pierce Road

Wellesley, MA 02481

John Ranelli

225 Giants Neck Road

Niantic, CT 06357

Liu Woon Fai

Flat A, 21st Floor

The Collonade

152 Tai Hang Road

Hong Kong

Carol M. Meyrowitz

8 Sylvan Avenue

West Newton, MA 02465

Gregg Melnick

8 Darby Terrace

Livingston, NJ 07039

Lisa Laube

7 Wellington Drive

Basking Ridge, NJ 07920

Mark Davis

71 Barbara Drive

Randolph, NJ 07869

Joseph Zepf

56 Overlook Road

New Rochelle, NY 10804

Steven Skiba

8 Carley Way

Rockaway, NJ 07866

Martin Allen

1864 Grandview Drive

Oakland, California 94618

Alice Tang

2417 Lariat Lane

Walnut Creek, CA 94595

Mark Mumm

1351 Channing Way

Berkeley, CA 94702

Anthony Oliver

858 Blossom Court

Brentwood, CA 94513

Greg Border

4815 Windermere Dr.

Newark, CA 94560

Daniel Brewster

7 Vinewood Court

Pittsburg, CA 94565

John Brockmeier

1725 Luna Bella Lane

Manteca, CA 95337

Darlene Donovan

10135 Bellflower St

Oak Hills (Hesperia), CA 92345

Michael Drabick

938 Geary Street #305

San Francisco, CA 94109

Steven Durst

3985 Millbury Court

Dublin, CA 94568

Opal Ferraro

501 Morning Canyon

Corona Del Mar, CA 92625

James Lee

101 Main Street, #6

Sparta, NJ 07871

Michael McGrath

88 King Street, #123

San Francisco, CA 94107

John Williams

24 Blackwell Avenue

Morristown, NJ 07960

Dora Laureano

Kartik Shastri

3113 Tewsbury Way

San Ramon, CA 94582

Jeffrey Ross

39 Glenoe Rd.

Chestnut Hill, MA 02467

Henry Haight

25 Beaver Pond Road

Beverly, MA

DB Zwirn Special Opportunities Fund LP

745 Fifth Ave, 18th Floor

New York, NY 10151

GB Holdings I, LLC

c/o Matt Khan

101 Huntington Ave., 10th Floor

Boston, MA 02199

GB Retail Funding LLC

c/o Matt Khan

101 Huntington Ave., 10th Floor

Boston, MA 02199

George Granoff

10 Dexter Drive

Sherborn, MA 01770

James F. Harrison Trust

c/o James Harrison as Trustee

16 High Street

East Williston, NY 11596

Michael P. Harrison Trust

c/o James Harrison as Trustee

16 High Street

East Williston, NY 11596

William P. Harrison Trust

c/o James Harrison as Trustee

16 High Street

East Williston, NY 11596

Marie E. Harrison Trust

c/o James Harrison as Trustee

16 High Street

East Williston, NY 11596

John McIntire

37007 Curtis

Livonia, MI 48152

Christopher Bearss

36575 Greenspring

Farmington Hills, MI 48331

Andrew Medrick

1 Parkside Terrace, Unit 2D

West Paterson, NJ 07424

Barry Morin

16 Fieldview Drive

Sparta, NJ 07871

William Bub

2716 Polo Lane

Plano, TX 75093

William Furtkevic

12 Greentree Drive

Andover, NJ 07821

Robert Almerini

42 Four Winds Drive

Middletown, NJ 07748

Robert Ashey

190 Webster Drive

Wayne, NJ 07470

Brent Schlosser

15909 White Pine Drive

Wayzata MN, 55391

Keith Allen Spaar Jr. Irrevocable Trust

741 Orangeburg Road

River Vale, NJ 07675

Julia Rose Spaar Irrevocable Trust

741 Orangeburg Road

River Vale, NJ 07675

Ethan Rees Spaar Irrevocable Trust

741 Orangeburg Road

River Vale, NJ 07675

Willa Anne Spaar Irrevocable Trust

741 Orangeburg Road

River Vale, NJ 07675

Erik Mandel

250 West 90th Street, Apt. 18H

New York, NY 10024

Greg Thomas

14 Edgerly Place, Apt. 1

Boston, MA 02116

Jane Rolfe

210 Highpoint Court

Lake Hopatcong, NJ 07849

Jon McLain

27615 Woodside Road

Shorewood, MN 55331

Mark Ashcroft

19 Holly Lane

Rufford

L40 15H

United Kingdom

Mary Ellen Turner

13 Franklin Place, #7E

Morristown, NJ 07960

Mary Goosman

147 Park Ave.

Verona, NJ 07044

Robert Lebowitz

123 West 93rd Street, Apt 4GH

New York, NY 10025

Deborah O’Connell

35701 Nine Mile Prarie Road

Greenough, MT 59823

Melnick 2008 Family Trust

8 Darby Terrace

Livingston, NJ 07039

Melnick 2008 Investment Trust

8 Darby Terrace

Livingston, NJ 07039

David Crane

3084 Windmill Canyon Dr.

Clayton, CA 94517